UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Horizon Therapeutics Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This letter should be read in conjunction with the proxy statement sent to Horizon Shareholders and, for information only, to equity award holders, dated January 23, 2023, setting out the terms of the proposed acquisition of Horizon Therapeutics plc by Pillartree Limited, a wholly-owned subsidiary of Amgen, pursuant to a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014.

This letter sets out information that is relevant to you as a holder of Horizon equity awards. After reading this letter, if you have any questions about your Horizon equity awards and the Transaction, it is recommended that you seek your own personal financial advice from your financial advisor. If you are a resident of or taking advice in Ireland, it is recommended that you seek advice from one or more of your stockbroker, bank manager, solicitor, accountant or an independent professional financial adviser who is duly authorised under the European Union (Markets in Financial Instruments) Regulations 2017 (as amended). If you are taking advice elsewhere, it is recommended that you seek advice from an appropriately authorised independent financial adviser.

Unless otherwise defined herein, the capitalized terms used in this letter have the meanings ascribed to those terms in the Proxy Statement and/or the Transaction Agreement attached to the Proxy Statement.

PROPOSAL

to

EQUITY AWARD HOLDERS

under the

HORIZON PHARMA, INC. AMENDED 2011 EQUITY INCENTIVE PLAN

HORIZON PHARMA PUBLIC LIMITED COMPANY 2014 NON-EMPLOYEE EQUITY PLAN

HORIZON PHARMA PUBLIC LIMITED COMPANY AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

(the “HORIZON EQUITY PLANS”)

and

Participants in the

HORIZON THERAPEUTICS PLC 2020 EMPLOYEE SHARE PURCHASE PLAN

(the “ESPP”)

in connection with the

Proposed Acquisition of

HORIZON THERAPEUTICS PLC

by

PILLARTREE LIMITED

a wholly-owned subsidiary of

AMGEN INC.

by means of a Scheme of Arrangement under Chapter 1 of Part 9 of the Companies Act 2014

This letter is dated January 27, 2023

The opinion of Morgan Stanley & Co. LLC (“Morgan Stanley”) which is attached to the Proxy Statement as Annex C does not constitute a recommendation as to how Horizon equity award holders may decide to act with respect to the Horizon Options, Horizon RSUs, Horizon PSUs or purchase rights accruing under the ESPP (each as defined herein) that may be held by you nor does it express an opinion as to what the value of Horizon Shares or shares of Amgen common stock will be when issued or the price at which Horizon Shares or shares of Amgen common stock will trade at any time.

The directors of Horizon accept responsibility for the view of the directors of Horizon contained in this letter and the information contained in this letter other than that relating to Amgen, Acquirer Sub, the directors of Amgen and Acquirer Sub and members of their immediate families, related trusts and persons connected with them including the Horizon Amgen Statements (as defined below), but not for the statements made by Amgen in respect of Horizon (the “Amgen Horizon Statements”) (for which the directors of Amgen take responsibility). To the best of the knowledge and belief of the directors of Horizon (who have taken all reasonable care to ensure that such is the case), the information contained in this letter for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Amgen and the directors of Acquirer Sub accept responsibility for the information contained in this letter relating to Amgen, Acquirer Sub, the directors of Amgen and Acquirer Sub and members of their immediate families, related trusts and persons connected with them including the Amgen Horizon Statements but not for the statements made by Horizon in respect of Amgen (the “Horizon Amgen Statements”) (for which the directors of Horizon accept responsibility). To the best of the knowledge and belief of the directors of Amgen and Acquirer Sub (who have taken all reasonable care to ensure that such is the case), the information contained in this letter for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The release, publication or distribution of this letter in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this letter and all other documents relating to the Transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Horizon and Amgen disclaim any responsibility or liability for the violations of any such restrictions by any person.

Morgan Stanley is acting as financial adviser to Horizon and no one else in connection with the Transaction and will not be responsible to anyone other than Horizon for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Transaction, the contents of this letter or any transaction or arrangement referred to herein. Morgan Stanley accepts no duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley in connection with this letter, any statement contained herein or otherwise.

NO OFFER OR SOLICITATION

This letter is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

It is currently intended that the Transaction will be implemented by means of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the Scheme Document, which is contained in the Proxy Statement (or, if the Transaction is implemented by way of a takeover offer, the applicable takeover offer document), which contains (or will contain) the full terms and conditions of the Transaction, including details of how Horizon Shareholders may vote in respect of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in this letter and the Proxy Statement (including the Scheme Document) (or if the Transaction is implemented by way of a takeover offer, the applicable takeover offer document), any amendments or supplements thereto and other relevant documents filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transaction, including any documents incorporated by reference therein.

PARTICIPANTS IN THE SOLICITATION

Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Horizon Shareholders in connection with the Transaction and any other matters to be voted on at the Horizon shareholder meetings. Information about the directors and executive officers of Horizon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Horizon Shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy Statement (which contains the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Transaction. You may obtain free copies of these documents using the sources indicated below.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Transaction, Horizon has filed with the SEC a definitive Proxy Statement (which includes the Scheme Document). The definitive Proxy Statement was mailed to Horizon Shareholders as of the record date for voting at the Horizon shareholder meetings to approve the Transaction and, for information only, to the holders of Horizon equity awards. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF HORIZON SHARES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

The definitive Proxy Statement, as well as Horizon’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Horizon’s website at https://ir.horizontherapeutics.com. Information found on, or accessible through, Horizon’s website is not a part of and is not incorporated into, this letter. Horizon shareholders and investors will also be able to obtain, without charge, a copy of the definitive Proxy Statement (including the Scheme Document) and other relevant documents (when available) by directing a written request to Horizon Therapeutics plc, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Horizon’s future prospects, developments and business strategies, and the Transaction. Such forward-looking statements include, but are not limited to, statements relating to the Transaction involving Amgen and Horizon, Horizon’s current expectations and estimates about the expected effects and anticipated benefits of the Transaction, the date of closing of the Transaction, including the parties’ ability to satisfy the conditions to the consummation of the Transaction and the other conditions set forth in the Transaction Agreement, and Horizon’s business activities and strategies. Horizon’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Transaction in a timely manner or at all; the satisfaction (or waiver) of conditions to the consummation of the Transaction, including with respect to the approval of Horizon shareholders and required regulatory approvals; potential delays in consummating the Transaction; the ability of Horizon to timely and successfully achieve the anticipated benefits of the Transaction; the impact of health pandemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto, the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; the effect of the pendency of the Transaction on Horizon’s business relationships, operating results and business generally; costs related to the Transaction; and the outcome of any legal proceedings that may be instituted against the parties or any of their respective directors or officers related to the Transaction Agreement or the Transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Horizon’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. Information found on, or accessible through, Horizon’s website is not a part of and is not incorporated into, this letter. The forward-looking statements set out in this letter are made only as of the date hereof. Horizon assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

DEALING DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Horizon (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’), that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of Horizon during the ‘offer period,’ by not later than 3:30 p.m. (E.T.) on the ‘business day’ following the date of the relevant transaction.

If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Horizon, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose ‘relevant securities’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests’ in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel at telephone number +353 1 678 9020.

JOINT LETTER FROM HORIZON THERAPEUTICS PLC AND AMGEN INC.

HORIZON THERAPEUTICS PLC

70 St. Stephen’s Green,

Dublin, D02 E2X4, Ireland

Incorporated and registered in Ireland under the

Companies Act 2014 with registered number 507678

Board:

William F. Daniel

Michael Grey

Jeff Himawan, Ph.D.

Susan Mahony, Ph.D.

Gino Santini

James Shannon, M.D.

Timothy P. Walbert

H. Thomas Watkins

Pascale Witz

AMGEN INC.

One Amgen Center Drive, Thousand Oaks,

California, 91320-1799, USA

Incorporated in Delaware

Board:

Robert A. Bradway (Chairperson)

Wanda M. Austin

Michael V. Drake

Brian J. Druker

Robert A. Eckert

Greg C. Garland

Charles M. Holley, Jr.

S. Omar Ishrak

Tyler Jacks

Ellen J. Kullman

Amy E. Miles

Ronald D. Sugar

R. Sanders Williams

January 27, 2023

Dear Equity Award Holder:

As previously announced, on December 11, 2022, Horizon Therapeutics plc (“Horizon”) entered into a Transaction Agreement (the “Transaction Agreement”), by and among Horizon, Amgen Inc., a Delaware corporation (“Amgen”), and Pillartree Limited, a private limited company incorporated under the laws of Ireland and a wholly owned subsidiary of Amgen (“Acquirer Sub”). Under the terms of the Transaction Agreement, Acquirer Sub will acquire Horizon (the “Transaction”) pursuant to a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014 (the “Companies Act”), the terms of which are set out in full in the definitive Proxy Statement in the section entitled “Part 3—The Scheme of Arrangement” (the “Scheme”). The definitive Proxy Statement was filed with the SEC and mailed to Horizon Shareholders (as defined below), and for information only to equity award holders, on or about January 23, 2023 (the “Proxy Statement”). As a result of the Scheme, Horizon will become a wholly owned subsidiary of Amgen.

As consideration for the Transaction, holders of ordinary shares of Horizon, nominal value $0.0001 per share (each a “Horizon Share” and such holders, the “Horizon Shareholders”), will be entitled to receive at the effective time of the Scheme (the “effective time”), $116.50 in cash for each Horizon Share held by them as of the effective time (the “Scheme Consideration”).

The purpose of this letter is to set out how the Transaction will affect any Horizon Options, Horizon RSUs and/or Horizon PSUs (each as defined below) that you hold and/or purchase rights accrued and Horizon Shares purchased under the ESPP.

For your information, page 3 of this letter includes a link to the Proxy Statement filed by Horizon with the SEC that contains important information about the Transaction. The Transaction Agreement is attached to the Proxy Statement as Annex A. You may also obtain a copy of the Proxy Statement from the SEC’s website at www.sec.gov or Horizon’s website at https://ir.horizontherapeutics.com. Information found on, or accessible through, Horizon’s website is not a part of, and is not incorporated into, this letter.

1.	Treatment of Horizon Options

•

As of the effective time, each option, including incentive stock options or non-qualified options, to purchase Horizon Shares (each an “Option” or a “Horizon Option”) that is outstanding as of immediately prior to the effective time (whether or not vested) shall be canceled and converted into the right to receive cash, without interest, in an amount equal to (a) the total number of Horizon Shares subject to such Option immediately prior to the effective time, multiplied by (b) the excess of (i) $116.50 over (ii) the exercise price payable per Horizon Share under such Option, less applicable tax withholdings.

•

For example, assume you have a Horizon Option with an exercise price per share of $50. You will receive $66.50 in cash (which represents the difference between $116.50 and $50) per Horizon Share subject to your Option, less applicable tax withholdings. If you previously exercised a Horizon Option and currently hold Horizon Shares, you will receive a cash payment of $116.50 per share in accordance with the terms of the Transaction.

•

To the extent that your Horizon Options are vested prior to the effective time, you may exercise your Options in the normal manner in accordance with the terms and conditions governing such Options. If you are a “Covered Insider” under Horizon’s Window Period Policy, you may exercise vested Options at any time but you may sell Horizon Shares only during an open window. Once an Option is exercised, you will be entitled to participate in the Transaction in respect of the Horizon Shares issued pursuant to the exercise of the applicable Option. If you do not exercise your Options, they will be treated as described above.

•

An exercise of your Horizon Options may be subject to tax and accordingly, it is recommended that you consult your tax advisors about the tax consequences of any exercise of your Horizon Options under the laws of the relevant jurisdiction.

•

It is possible that Horizon may restrict the ability to exercise Horizon Options following a date near to the expected date of the completion of the Transaction (the “Completion”). Any further restrictions will be communicated to you.

2.	Treatment of Horizon RSUs

•

As of the effective time, each Horizon restricted stock unit award subject to time-based vesting (each an “RSU” or a “Horizon RSU”) that is outstanding as of immediately prior to the effective time (whether or not vested) shall, if granted to a non-employee member of the Horizon board of directors (the “Horizon Board”) or held by a person who, as of the Completion Date, is a former service-provider of Horizon, be canceled and converted into the right to receive cash, without interest, in an amount equal to (a) the total number of Horizon Shares subject to such Horizon RSU immediately prior to the effective time multiplied by (b) $116.50, less applicable tax withholdings.

•

If you are not a non-employee member of the Horizon Board or a former service provider of Horizon, as of the Completion Date, each Horizon RSU that you hold and is outstanding as of immediately prior to the effective time (whether or not vested), shall be canceled and converted into a restricted stock unit (each an “Amgen RSU”) denominated in shares of Amgen’s common stock, par value $0.0001 per share (“Amgen common stock”). The number of shares of Amgen common stock subject to each such Amgen RSU shall be equal to the product (rounded down to the nearest whole number) of (a) the total number of Horizon Shares subject to such Horizon RSU immediately prior to the effective time multiplied by (b) (i) $116.50 divided by (ii) the volume weighted average of the per share closing price of Amgen common stock on the Nasdaq Global Select Market for five trading days ending on the second business day prior to the Completion. Following the effective time, each Amgen RSU shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to such Horizon RSU immediately prior to the effective time.

•

For example, assume the value of a share of Amgen stock is $300 and that you have Horizon RSUs representing 100 shares of Horizon stock. You will receive Amgen RSUs representing 38 shares of Amgen stock (equal to 100 shares, multiplied by $116.50 divided by $300). The vesting schedule of the Amgen RSUs will be the same as the vesting schedule that applied to your Horizon RSUs.

•	Amgen will confirm the number of your Amgen RSUs after Completion.

3.	Treatment of Horizon PSUs

As of the effective time, each Horizon restricted stock unit award with performance-based vesting or delivery requirements (each a “PSU” or a “Horizon PSU”) that is outstanding as of immediately prior to the effective time (whether or not vested) shall be canceled and converted into the right to receive cash, without interest, in an amount equal to (a) the total number of Horizon Shares issuable upon settlement of such PSU as determined, in accordance with the terms of such PSU, by the compensation committee of the Horizon Board prior to the effective time multiplied by (b) $116.50, less applicable tax withholdings.

4.	Treatment of Purchase Rights and Horizon Shares Purchased under the Employee Share Purchase Plan

Under the terms of the Transaction Agreement, (a) following the date of the Transaction Agreement, participation in the ESPP is limited to those employees who participated in the ESPP immediately prior to the date of the Transaction Agreement; (b) no participant is allowed to increase the percentage of his or her payroll deduction election from the percentage in effect on the date of the Transaction Agreement; (c) no new ESPP offering will commence after the date of the Transaction Agreement; (d) the last day and final purchase date of the current ESPP offering will be the earlier of (i) the last business day prior to the effective time or (ii) June 1, 2023; and (e) the ESPP will terminate as of and contingent upon the Completion.

5.	No Action is Required by You

You are not required to take any action to ensure that your Horizon Options, Horizon RSUs or Horizon PSUs are converted into cash or Amgen RSUs as described above.

Horizon Shares purchased by you under the ESPP on the earlier of the last business day before the effective time and June 1, 2023 will be acquired by Amgen under the terms of the Transaction – no action is required by you.

6.	Timing of Cash Payments for Cancelled Horizon Options, RSUs (non-employee Board members and former Horizon service providers) and PSUs

You will receive the cash payments due to you in respect of your Horizon Options, RSUs (where applicable) and PSUs through payroll as soon as reasonably practicable after the Completion, but not later than 10 Business Days after the effective time. Where Horizon or Amgen has an obligation to withhold or deduct taxes, social insurance contributions or similar amounts, your payment will be subject to the applicable deductions.

If you are not, and were not at any time during the vesting period of your Horizon equity award, an employee of Horizon for employment tax purposes, you will not receive your cash payment through payroll. It will be paid to you in the same manner as the Scheme Consideration is paid under the Scheme, as if you were a Horizon Shareholder.

7.	What Happens if the Transaction is not Completed?

If for any reason the Transaction is not completed, there will be no changes to the right you currently have in your Horizon Options, Horizon RSUs or Horizon PSUs, any such equity awards you hold that are not already vested will not accelerate, and all equity awards will continue in effect in accordance with their existing terms and conditions, including the applicable vesting and applicable performance conditions.

If you exercise your vested Horizon Options in the normal course, you will hold Horizon Shares in accordance with usual procedures following option exercises.

The ESPP will not terminate and offerings will continue as normal under the terms of the ESPP and as determined by the Horizon Board or a committee thereof.

8.	What Happens if your Employment with Horizon Terminates prior to the Effective Time?

In general, if your employment terminates before the effective time by reason of your resignation or if you are terminated for cause, your Horizon Options that are not already vested and exercisable will immediately be forfeited on the date your employment ends and any unvested RSUs and PSUs will be forfeited. You will not receive any consideration for your forfeited Options, RSUs or PSUs. You will have the period following your termination specified in the award agreement governing your Horizon Options (which may end prior to the Completion) to exercise any vested Horizon Options. If your Horizon Options lapse without exercise prior to the Completion, you will not be entitled to receive any payment for the lapsed Horizon Options. If your individual employment agreement has different terms, the terms of your individual employment agreement will govern.

If your employment terminates before the effective time due to a termination by Horizon without cause or (as applicable) a resignation for good reason, please refer to your individual employment agreement or the terms of the severance plan in which you are eligible to participate.

Please refer to the ESPP rules for information about what happens under the ESPP if your employment with Horizon terminates.

9.	No Financial or Tax Advice

Horizon and Amgen will not provide advice on the benefits of the Transaction or the Scheme or give financial or tax advice. You should seek your own professional advice regarding the tax treatment of your Horizon Options, RSUs and PSUs and your participation in the ESPP.

10.	View of the Horizon Board

The Horizon Board, which has been so advised by Morgan Stanley, considers the treatment of the Horizon Options, Horizon RSUs and Horizon PSUs and the rights accruing and Horizon Shares issued under the ESPP described in this letter to be fair and reasonable. In providing financial advice to the Horizon Board, Morgan Stanley has taken account of the commercial assessments of the directors of Horizon.

Yours faithfully,

Horizon Therapeutics plc	Amgen Inc.